Exhibit 99.3

Unless the context otherwise requires, references to:

•	“Talos,” “we,” “us,” “our,” or the “Company,” refer to Talos Energy Inc., a Delaware corporation;

•	“Talos Production” refer to Talos Production Inc., a Delaware corporation;

•	“Merger Sub Inc.” refer to Tide Merger Sub I Inc., a Delaware corporation and a wholly owned, direct subsidiary of Talos;

•	“Merger Sub LLC” refer to Tide Merger Sub II LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of Talos;

•	“UnSub” refer to Tide Merger Sub III LLC, a Delaware limited liability company and wholly owned subsidiary of Talos Production;

•	“EnVen” refer to EnVen Energy Corporation, a Delaware corporation;

•	“Equityholders’ Representative” refer to BCC Enven Investments, L.P., a Delaware limited partnership, or any successor thereto;

•

“Merger Agreement” refer to the Agreement and Plan of Merger, dated as of September 21, 2022, by and between Talos, Talos Production, Merger Sub Inc., Merger Sub LLC, UnSub, the Equityholders’ Representative and EnVen;

•	“First Merger” refer to the merger, pursuant to the Merger Agreement, of Merger Sub Inc. with and into EnVen, with EnVen continuing as the First Surviving Corporation in the First Merger;

•	“First Surviving Corporation” refer to EnVen following the First Merger;

•	“Surviving Company” refer to Merger Sub LLC following the Second Merger;

•

“Second Merger” refer to the merger, pursuant to the Merger Agreement and immediately following the First Merger, of the First Surviving Corporation with and into Merger Sub LLC, with Merger Sub LLC continuing as the Surviving Company;

•	“Talos Second Lien Notes” refer to the 12.00% Second-Priority Senior Secured Notes due 2026 issued pursuant to the Talos Second Lien Notes Indenture;

•

“Talos Second Lien Notes Indenture” refer to the Indenture relating to the Talos Second Lien Notes by and among Talos Production, the guarantors party thereto and Wilmington Trust, National Association as trustee and collateral agent, dated as of January 4, 2021, as supplemented by that certain First Supplemental Indenture, dated as of January 14, 2021;

•	“EnVen Second Lien Notes” refer to the 11.75% Senior Secured Second Lien Notes due 2026 of EnVen;

•	“Third Merger” refer to the merger, pursuant to the Merger Agreement and immediately following the Second Merger, of the Surviving Company with and into Talos Production or UnSub, as the case may be;

•	“Effective Time” refer to the effective time of the First Merger;

•	“Mergers” refer to the First Merger, the Second Merger and the Third Merger, collectively;

•	“Closing” refer to the closing of the Mergers;

•	“Closing Date” refer to the date of the Effective Time;

•	EnVen PSUs” refer to the performance-based restricted stock units of EnVen issued pursuant to the EnVen Incentive Award Plan;

•	“EnVen Incentive Award Plan” refer to the EnVen Energy Corporation and Energy Ventures GoM LLC 2015 Incentive Award Plan, as amended;

•	“EnVen RSUs” refer to the time-based restricted stock units of EnVen issued pursuant to the EnVen Incentive Award Plan;

•	“EnVen Options” refer to the outstanding options issued under the EnVen Incentive Award Plan to purchase shares of EnVen Common Stock; and

•	“EnVen Common Stock” refer to the Class A common stock of EnVen, par value $0.001 per share.

TALOS ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 21, 2022, Talos, Talos Production, Merger Sub Inc., Merger Sub LLC, UnSub, EnVen, and the Equityholders’ Representative entered into the Merger Agreement. The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein, Merger Sub Inc. will merge with and into EnVen, with EnVen continuing as the First Surviving Corporation in the First Merger, and, immediately following the First Merger, the First Surviving Corporation will merge with and into Merger Sub LLC, with Merger Sub LLC continuing as the Surviving Company in the Second Merger. In connection therewith, Talos initiated a notes consent solicitation (the “Notes Consent Solicitation”) on October 21, 2022 to obtain the requisite holders’ consent to certain amendments to the Talos Second Lien Notes Indenture to permit the incurrence of indebtedness in respect of the EnVen Second Lien Notes. The Notes Consent Solicitation closed on October 27, 2022, with consents received from holders of 95.8% of the aggregate principal amount of the Talos Second Lien Notes. As a result, the Surviving Company merged with and into Talos Production, with Talos Production surviving the Third Merger as the surviving entity on February 13, 2023.

At the Effective Time, merger consideration consisted of the following:

a)	43,800,000 shares of Talos Common Stock; and

b)

cash equal to (i) $212.5 million, less (ii) the amount of cash paid by EnVen (and not otherwise funded by the applicable awardholder) in respect of withholding tax liabilities associated with the settlement of EnVen time-based restricted stock units and performance-based restricted stock units and the exercise of EnVen stock options outstanding as of immediately prior to the Effective Time, each in accordance with the Merger Agreement, plus (iii) the aggregate exercise price of all EnVen stock options received by EnVen in cash prior to the Effective Time in connection with the exercise of EnVen stock options outstanding as of immediately prior to the Effective Time in accordance with the Merger Agreement.

The following unaudited pro forma combined financial statements (which we refer to as the “pro forma financial statements”) have been prepared from the respective historical consolidated financial statements of Talos and EnVen, adjusted to give effect to the Mergers and related financing consisting of borrowings under Talos Production’s revolving credit facility. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022, and the year ended December 31, 2021, combine the historical consolidated statement of operations of Talos and EnVen, giving effect to the Mergers and related financing as if the transaction had been consummated on January 1, 2021. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Talos and EnVen as of September 30, 2022, giving effect to the Mergers and related financing as if the transaction had been consummated on September 30, 2022. The pro forma financial statements contain certain reclassification adjustments to conform the historical EnVen financial statement presentation to Talos’ financial statement presentation.

The pro forma financial statements are presented to reflect the Mergers and related financing and do not represent what Talos’ financial position or results of operations would have been had the Mergers occurred on the dates noted above, nor do they project the financial position or results of operations of the combined company following the Mergers. The pro forma financial statements are intended to provide information about the continuing impact of the Mergers and related financing as if the transaction had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on Talos’ results of operations. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

Talos used currently available information to determine preliminary fair value estimates for the consideration and its allocation to the EnVen assets acquired and liabilities assumed. The estimates of fair value of EnVen’s assets and liabilities are based on reviews of EnVen’s internally generated financial statements, preliminary valuation studies, and other due diligence procedures. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the pro forma financial statements.

The preliminary purchase price allocation is subject to change due to changes in the estimated fair value of EnVen’s identifiable assets acquired and liabilities assumed as of the Closing Date of the First Merger, which could result from Talos’s additional valuation analysis, reserves estimates, discount rates and other factors.

As a result of the foregoing, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the pro forma financial statements presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and if applicable, the pro forma statement of operations. The final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

The pro forma financial statements have been developed from and should be read in conjunction with the separate historical consolidated financial statements and related notes thereto in Talos’s SEC filings and EnVen’s historical consolidated financial statements and related notes thereto included in this current report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2022

(In thousands, except share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	EnVen	Reclass Adjustment (a)	Pro Forma Adjustments		Pro Forma Combined Talos
ASSETS
Current assets:
Cash and cash equivalents	$64,490	$192,124	$—	$142,821	(b)	$198,951
				(207,311	)(d)
				6,827	(l)
Accounts receivable:
Trade, net	150,099	60,856	(6)	—		210,949
Joint interest, net	42,259	—	16,563	—		58,822
Other, net	9,450	—	—	—		9,450
Joint interest and other	—	16,575	(16,575)	—		—
Assets from price risk management activities	27,389	—	19,663	—		47,052
Prepaid assets	76,397	—	12,591	—		88,988
Other current assets	1,894	—	5,075	—		6,969
Prepaid expenses and other current assets	—	12,688	(12,688)	—		—
Prepaid income tax	—	5,058	(5,058)	—		—

Total current assets	371,978	287,301	19,565	(57,663)		621,181

Property and equipment:
Proved properties	5,522,951	—	1,845,227	(550,769	)(i)	6,725,309
				(92,100	)(i)
Unproved properties, not subject to amortization	213,802	—	96,794	153,449	(i)	464,045
Oil and natural gas properties	—	1,942,021	(1,942,021)	—		—
Other property and equipment	30,601	8,545	—	(6,744	)(i)	32,402

Total property and equipment	5,767,354	1,950,566	—	(496,164)		7,221,756
Accumulated depreciation, depletion and amortization	(3,387,124)	(1,189,030)	—	1,189,030	(i)	(3,387,124)

Total property and equipment, net	2,380,230	761,536	—	692,866		3,834,632

Other long-term assets:
Restricted cash	—	100,460	—	—		100,460
Notes receivable, net	—	65,137	—	(50,043	)(i)	15,094
Assets from price risk management activities	19,540	1,666	12,883	—		34,089
Equity method investments	2,121	—	—	—		2,121
Other well equipment inventory	27,043	14,716	97	—		41,856
Operating lease assets	5,518	21,798	—	—		27,316
Other assets	6,936	3,800	(1,823)	—		8,913

Total assets	$2,813,366	$1,256,414	$30,722	$585,160		$4,685,662

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2022

(In thousands, except share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	EnVen	Reclass Adjustment (a)	Pro Forma Adjustments		Pro Forma Combined Talos
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$109,964	$27,123	$5,830	$—		$142,917
Accrued liabilities	189,743	75,836	(12,845)	31,000	(c)	310,254
				14,505	(k)
				12,015	(l)
Accrued royalties	45,476	23,555	—	—		69,031
Current portion of long-term debt	—	27,112	—	2,888	(h)	30,000
Current portion of asset retirement obligations	65,613	16,590	—	(9,511	)(i)	72,692
Liabilities from price risk management activities	99,180	14,223	19,663	—		133,066
Accrued interest payable	17,537	—	13,157	—		30,694
Current portion of operating lease liabilities	1,885	5,710	—	—		7,595
Other current liabilities	26,930	6,143	(6,143)	—		26,930

Total current liabilities	556,328	196,292	19,662	50,897		823,179

Long-term liabilities:
Long-term debt, net of discount and deferred financing costs	652,108	235,636	(1,823)	142,821	(b)	1,041,316
				8,687	(h)
				7,000	(i)
				(3,113	)(c)
Asset retirement obligations	387,651	334,368	—	(82,589	)(i)	639,430
Liabilities from price risk management activities	7,126	—	12,883	—		20,009
Operating lease liabilities	14,895	13,689	—	—		28,584
Other long-term liabilities	39,915	17,859	—	—		57,774
Deferred tax liability	—	1,512	—	133,895	(m)	135,407

Total liabilities	1,658,023	799,356	30,722	257,598		2,745,699

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized and no shares issued or outstanding as of September 30, 2022	—	—	—	—		—
Common stock $0.01 par value; 270,000,000 shares authorized; 82,570,328 shares (126,370,328 pro forma shares) issued and outstanding as of September 30, 2022	826	—	—	438	(e)	1,264
Series A convertible perpetual preferred stock	—	15	—	(15	)(f)	—
Class A common stock	—	21	—	(21	)(f)	—
Additional paid-in capital	1,692,316	399,493	—	831,762	(e)	2,547,488
				35,425	(l)
				(12,015	)(l)
				(399,493	)(f)
Retained earnings (accumulated deficit)	(537,799)	57,529	—	(27,887	)(c)	(608,789)
				(57,529	)(f)
				(28,598	)(l)
				(14,505	)(k)

Total stockholders’ equity	1,155,343	457,058	—	327,562		1,939,963

Total liabilities and stockholders’ equity	$2,813,366	$1,256,414	$30,722	$585,160		$4,685,662

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2022

(In thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	EnVen	Reclass Adjustment (a)	Pro Forma Adjustments		Pro Forma Combined Talos
Revenues:
Oil	$1,078,800	$—	$527,236	$—		$1,606,036
Natural gas	181,747	—	40,130	—		221,877
NGL	49,232	—	11,557	—		60,789
Oil, natural gas, and NGL revenue	—	578,923	(578,923)	—		—
Production handling and other income	—	20,860	—	—		20,860

Total revenues	1,309,779	599,783	—	—		1,909,562
Operating expenses:
Lease operating expense	229,156	60,915	16,635	—		311,919
			7,366
			(2,153)
Workover, repair, and maintenance	—	16,635	(16,635)	—		—
Transportation, gathering, and processing costs	—	7,366	(7,366)	—		—
Production taxes	2,670	—	—	—		2,670
Depreciation, depletion and amortization	295,174	114,662	—	40,745	(j)	450,581
Accretion expense	42,400	21,092	—	(3,362	)(i)	60,130
General and administrative expense	70,742	52,678	2,153	—		125,573
Other operating expense	12,142	—	—	—		12,142

Total operating expenses	652,284	273,348	—	37,383		963,015

Operating income (expense)	657,495	326,435	—	(37,383)		946,547
Interest expense	(91,531)	(35,191)	—	996	(i)	(131,383)
				(5,259	)(b)
				(398	)(c)
Price risk management activities expense	(231,133)	(89,121)	—	—		(320,254)
Equity method investment income	14,599	—	—	—		14,599
Other income (expense)	31,991	4,487	—	1,277	(i)	37,755

Net income (loss) before income taxes	381,421	206,610	—	(40,767)		547,264
Income tax benefit (expense)	(2,256)	(27,814)	—	8,561	(g)	(21,509)

Net income (loss)	$379,165	$178,796	$—	$(32,206)		$525,755

Net income (loss) per common share:
Basic	$4.60					$4.17
Diluted	$4.54					$4.13
Weighted average common shares outstanding:
Basic	82,406			43,800	(e)	126,206
Diluted	83,438			43,800	(e)	127,238

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2021

(In thousands, except per share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	EnVen	Reclass Adjustment (a)	Pro Forma Adjustments		Pro Forma Combined Talos
Revenues:
Oil	$1,064,161	$—	$468,035	$—		$1,532,196
Natural gas	130,616	—	33,217	—		163,833
NGL	49,763	—	7,649	—		57,412
Oil, natural gas, and NGL revenue	—	508,901	(508,901)	—		—
Production handling and other income	—	21,390	—	—		21,390

Total revenues	1,244,540	530,291	—	—		1,774,831
Operating expenses:
Lease operating expense	283,601	79,789	23,027	—		391,005
			7,261
			(2,673)
Workover, repair, and maintenance	—	23,027	(23,027)	—		—
Transportation, gathering, and processing costs	—	7,261	(7,261)	—		—
Production taxes	3,363	—	—	—		3,363
Depreciation, depletion and amortization	395,994	156,745	—	33,849	(j)	586,588
Write-down of oil and natural gas properties	18,123	—	—	—		18,123
Accretion expense	58,129	27,541	—	(3,901	)(i)	81,769
General and administrative expense	78,677	75,601	2,673	27,887	(c)	227,941
				14,505	(k)
				28,598	(l)
Other operating expense	32,037	—	—	—		32,037

Total operating expenses	869,924	369,964	—	100,938		1,340,826

Operating income (expense)	374,616	160,327	—	(100,938)		434,005
Interest expense	(133,138)	(47,165)	—	1,323	(i)	(184,480)
				(5,026	)(b)
				(474	)(c)
Price risk management activities expense	(419,077)	(171,917)	—	—		(590,994)
Other income (expense)	(6,988)	2,790	5,170	1,500	(i)	2,472
(Loss) gain on extinguishment of long-term debt	—	(11,419)	11,419	—		—
Gain (loss) on fair value of 11% Senior Notes due 2023	—	16,589	(16,589)	—		—

Net income (loss) before income taxes	(184,587)	(50,795)	—	(103,615)		(338,997)
Income tax benefit (expense)	1,635	(11,307)	—	21,759	(g)	12,087

Net income (loss)	$(182,952)	$(62,102)	$—	$(81,856)		$(326,910)

Net income (loss) per common share:
Basic	$(2.24)					$(2.60)
Diluted	$(2.24)					$(2.60)
Weighted average common shares outstanding:
Basic	81,769			43,800	(e)	125,569
Diluted	81,769			43,800	(e)	125,569

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The Talos historical financial information have been derived from its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and Annual Report on Form 10-K for the year ended December 31, 2021. The EnVen historical financial information have been derived from its unaudited quarterly financial statements ended September 30, 2022 and audited annual financial statements for the year ended December 31, 2021. Certain of EnVen’s historical amounts have been reclassified to conform to Talos’ financial statement presentation. The pro forma financial statements should be read in conjunction with Talos’s and EnVen’s historical consolidated financial statements and the notes thereto. EnVen’s historical consolidated financial statements and the notes thereto are included in this current report on Form 8-K. The pro forma balance sheet gives effect to the Mergers and related financing consisting of borrowings under Talos Production’s revolving credit facility as if they had been completed on September 30, 2022. The pro forma statement of operations give effect to the Mergers and related financing as if they had been completed on January 1, 2021.

The pro forma adjustments for the Mergers and the related financing are described in the accompanying notes to the pro forma financial statements. In the opinion of Talos’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the pro forma financial statements. The pro forma financial statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the Mergers and related financing had occurred on the dates indicated, nor are they indicative of Talos’s future financial position or results of operations.

Note 2—Preliminary Acquisition Accounting

Talos has determined it is the accounting acquirer to the Mergers which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The allocation of the preliminary estimated purchase price with respect to the Mergers is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of September 30, 2022, using currently available information. Due to the fact that the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Talos’ financial position and results of operations may differ significantly from the pro forma amounts included herein.

The final purchase price allocation for the business combination will be performed subsequent to closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the Closing Date of the Mergers. Talos expects to finalize the purchase price allocation as soon as practicable after completing the Mergers.

The preliminary purchase price allocation is subject to change due to changes in the estimated fair value of EnVen’s identifiable assets acquired and liabilities assumed as of the Closing Date of the First Merger, which could result from Talos’s additional valuation analysis, reserves estimates, discount rates and other factors.

Preliminary Estimated Purchase Price

The following table summarizes the preliminary estimate of the purchase price (in thousands, except per share data):

Shares of Talos Common Stock	43,800
Talos Common Stock price	$19.00

Stock consideration	$832,200
Cash consideration	$207,311

Total purchase price	$1,039,511

The stock consideration was determined using the closing price of Talos Common Stock on February 13, 2023, the closing date of the First Merger. The cash consideration reflects the actual cash transferred on February 13, 2023. The cash consideration was computed as follows: (i) $212.5 million less (ii) $12.0 million tax withholdings associated with the settlement of EnVen RSUs and EnVen PSUs plus (iii) $6.8 million representing the aggregate exercise price of all EnVen Options received in cash prior to the Effective Time in connection with the exercise of EnVen Options outstanding and exercised as of immediately prior to the Effective Time.

Preliminary Estimated Purchase Price Allocation

The following table summarizes the allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Assets Acquired
Current assets:
Cash and cash equivalents	$192,124
Accounts receivable	77,413
Prepaid expenses and other current assets	37,329
Property and equipment:
Proved properties	1,202,358
Unproved properties, not subject to amortization	250,243
Other property and equipment	1,801
Other long-term assets:
Restricted cash	100,460
Notes receivable	15,094
Other well equipment inventory	14,813
Operating lease assets	21,798
Other assets	16,526

Total assets to be acquired	$1,929,959

Liabilities assumed
Current liabilities:
Accounts payable	32,953
Accrued liabilities	62,991
Accrued royalties	23,555
Current portion of long-term debt	30,000
Current portion of asset retirement obligations	7,079
Liabilities from price risk management activities	33,886
Accrued interest payable	13,157
Current portion of operating lease liabilities	5,710
Long-term liabilities:
Long-term debt	249,500
Asset retirement obligations	251,779
Liabilities from price risk management activities	12,883
Operating lease liabilities	13,689
Other long-term liabilities	17,859
Deferred tax liability	135,407

Total liabilities to be assumed	890,448

Net assets to be acquired	$1,039,511

Note 3—Transaction Accounting Adjustments

The following adjustments and assumptions were made in the preparation of the unaudited pro forma financial statements:

(a)	Reflects reclassifications to the EnVen historical financial statements to conform to Talos’ financial statement presentation.

(b)

Reflects an increase of $142.8 million in long-term debt attributable to additional borrowings under the Talos Production revolving bank credit facility to fund a portion of the cash consideration. The increase in interest expense assumes the borrowing occurred on January 1, 2021 and was outstanding for the year ended December 31, 2021 and the nine months ended September 30, 2022. For the nine months ended September 30, 2022 and year ended December 31, 2021, pro forma interest expense was based on a weighted-average interest rate of 4.91% and 3.52%, respectively. The table below represents the effects of a one-eighth percentage point change in the interest rate on the pro forma interest associated with the additional borrowings (dollars in thousands):

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
Weighted-average interest rate	4.91%	3.52%
Interest expense	$5,259	$5,026
Weighted-average interest rate—increase 0.125%	5.04%	3.64%
Interest expense	$5,393	$5,204
Weighted-average interest rate—decrease 0.125%	4.79%	3.39%
Interest expense	$5,125	$4,847

(c)

Reflects the accrual of transaction costs of $31.0 million related to the Mergers including, among others, fees paid for financial advisors, legal services, and professional accounting services. The costs are not reflected in the historical September 30, 2022 consolidated balance sheets of Talos and EnVen, but are reflected in the Talos combined pro forma balance sheet as of September 30, 2022, as an increase to Accrued liabilities, a $27.9 million increase to Accumulated deficit and a $3.1 million reduction to Long-term debt, net of discount and deferred financing costs. The Talos combined pro forma statement of operations for the year ended December 31, 2021, reflects a $27.9 million expense to General and administrative expense as they will be expensed by Talos and EnVen as incurred. These amounts and their corresponding tax effect have not been reflected in the pro forma statement of operations for the nine months ended September 30, 2022, due to their nonrecurring nature. These costs are not expected to be incurred in any period beyond 12 months from the Closing Date of the Mergers.

The Notes Consent Solicitation fee of $3.1 million is being reflected as an additional discount to the Talos Second Lien Notes and the corresponding accretion of the discount as an increase to interest expense of $0.4 million and $0.5 million for the both the year ended December 31, 2022 and December 31, 2021, respectively.

(d)	Reflects the cash consideration paid to EnVen stockholders to effect the Mergers.

(e)

Reflects the increase in shares of Talos common stock and additional paid-in capital in excess of par resulting from the issuance of shares of Talos common stock to EnVen stockholders to effect the Mergers based on the Talos closing share price of $19.00 on February 13, 2023, the closing date of the First Merger.

(f)	Reflects the elimination of EnVen’s historical equity balances in accordance with the acquisition method of accounting.

(g)

Reflect the income tax effects of the transaction accounting adjustments presented using the statutory tax rate in effect during the period. Because the tax rates used for these unaudited pro forma condensed combined statement of operations are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the Merger.

(h)	Reflects the write-off of the EnVen’s historical unamortized and deferred financing costs.

(i)

Reflects the adjustments to reflect the preliminary estimated fair value of Talos Common Stock of $832.2 million and cash consideration of $207.3 million allocated to the estimated fair values of the assets acquired and liabilities assumed as follows:

a.

$692.9 million increase to Total Property and Equipment, net calculated as the difference between the estimated fair value and EnVen’s historical book value. The change is primarily a result of (i) a decrease in Proved properties as a result of EnVen’s partial depletion of proved oil and natural gas reserves which is presented in Accumulated depreciation, depletion and amortization offset by the increase in estimated fair value of the remaining proved reserves over historical cost and a decrease in Proved properties as a result a downward revision to the asset retirement obligation (described below), (ii) an increase in Unproved properties, not subject to amortization due to higher fair values of properties compared to historical value and (iii) the elimination of the historical EnVen Accumulated depreciation, depletion and amortization. The fair value of oil and natural gas properties were measured using a discounted cash flow technique of valuation. Inputs to the valuation of oil and natural gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated cash flows and (vi) a market-based weighted average cost of capital rate. These estimates require significant judgement and may vary due to many factors, such as, but not limited to, the inputs to the fair value measure described above.

b.

$7.0 million increase to long-term debt, net of discount and deferred financing costs, and the corresponding amortization of the premium as a reduction to interest expense of $1.0 million and $1.3 million for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively.

c.

$50.0 million decrease to total Notes Receivable, net and the corresponding accretion of discount as an increase to other income (expense) of $1.3 million and $1.5 million for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively.

d.

$92.1 million downward revision to total asset retirement obligations primarily due to the estimated timing with an offset to Proved properties. Also, reflects changes in accretion expense that would have been recorded with respect to the allocated fair values attributable to asset retirment obligations assumed with a decrease to accretion expense of $3.4 million and $3.9 million for the nine months ended September 30, 2022 and year ended December 31, 2021, respectively.

(j)

Reflects changes in depletion that would have been recorded with respect to the allocated fair values attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the Mergers. The pro forma depletion rates for the nine months ended September 30, 2022 and year ended December 31, 2021 were estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves at September 30, 2022 and December 31, 2021, adjusted for actual production. The pro forma depletion rates were applied to production volumes for the Talos properties and EnVen properties for the respective periods.

(k)

Reflects the accrual of contractual severance and other separation benefits associated with existing EnVen employment agreements in connection with the termination of certain executive officers of EnVen that occurred immediately after the consummation of the First Merger. The post-combination expense is reflected in the Talos combined pro forma balance sheet as of September 30, 2022, as an increase to Accrued liabilities and to Accumulated deficit, and in the Talos combined pro forma statement of operations for the year ended December 31, 2021, within General and administrative expense.

(l)

Reflects the cash exercise of EnVen Options outstanding as of September 30, 2022 and the accelerated vesting of both EnVen PSUs and EnVen RSUs outstanding as of September 30, 2022 that would occur immediately prior to the First Merger due to preexisting contractual change-in-control provisions. The stock-based compensation of $28.6 million associated with the accelerated vesting of restricted stock awards is reflected in the Talos combined pro forma balance sheet as of September 30, 2022, as an increase to Accumulated deficit, and in the Talos combined pro forma statement of operations for the year ended December 31, 2021, within General and administrative expense. Actual tax withholding obligations of $12.0 million associated with the acceleration of stock-based compensation awards as a result of the closing of the First Merger on February 13, 2023 are reflected in the Talos combined pro forma balance sheet as of September 30, 2022, as an increase to Accrued liabilities and a reduction to Additional paid-in capital. There were 682,650 EnVen Options that were exercised and 1,061,474 EnVen restricted stock awards that vested and accelerated as a result of the closing of the First Merger on February 13, 2023. Certain of the EnVen restricted stock awards outstanding as of September 30, 2022 vested in the ordinary course prior to the closing of the First Merger based on the achievement of the applicable performance targets or the passage of time.

(m)

Reflects purchase accounting adjustment to the Historical EnVen Deferred tax liability of $1.5 million to record the estimated deferred income tax effects of $135.4 million to reflect the Mergers. Because the tax rates used for these unaudited pro forma condensed balance sheet are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the Merger.

Note 4—Supplemental Pro Forma Oil and Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2021, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2021.

The following estimated pro forma oil and gas reserves information is not necessarily indicative of the results that might have occurred had the Mergers been completed on January 1, 2021, and is not intended to be a projection of future results.

	Crude Oil Reserves (MBbls)
	Historical Talos	Historical EnVen	Pro Forma Combined Talos
Total proved reserves at December 31, 2020	109,307	36,332	145,639
Revision of previous estimates	13,619	10,935	24,554
Production	(16,159)	(7,177)	(23,336)
Purchases of reserves	—	1,591	1,591
Extensions and discoveries	997	915	1,912

Total proved reserves at December 31, 2021	107,764	42,596	150,360
Total proved developed reserves as of:
December 31, 2020	85,007	29,876	114,883
December 31, 2021	93,420	36,281	129,701
Total proved undeveloped reserves as of:
December 31, 2020	24,300	6,456	30,756
December 31, 2021	14,344	6,315	20,659

	Natural Gas Reserves (MMcf)
	Historical Talos	Historical EnVen	Pro Forma Combined Talos
Total proved reserves at December 31, 2020	257,208	34,426	291,634
Revision of previous estimates	8,979	12,618	21,597
Production	(32,795)	(7,005)	(39,800)
Purchases of reserves	—	387	387
Extensions and discoveries	2,961	577	3,538

Total proved reserves at December 31, 2021	236,353	41,003	277,356
Total proved developed reserves as of:
December 31, 2020	204,054	29,977	234,031
December 31, 2021	186,442	36,930	223,372
Total proved undeveloped reserves as of:
December 31, 2020	53,154	4,449	57,603
December 31, 2021	49,911	4,073	53,984

	NGL Reserves (MBbls)
	Historical Talos	Historical EnVen	Pro Forma Combined Talos
Total proved reserves at December 31, 2020	10,858	1,010	11,868
Revision of previous estimates	5,137	110	5,247
Production	(1,875)	(209)	(2,084)
Purchases of reserves	—	29	29
Extensions and discoveries	315	40	355

Total proved reserves at December 31, 2021	14,435	980	15,415
Total proved developed reserves as of:
December 31, 2020	8,104	779	8,883
December 31, 2021	11,792	854	12,646
Total proved undeveloped reserves as of:
December 31, 2020	2,754	231	2,985
December 31, 2021	2,643	126	2,769

	Total Reservers (Mboe)
	Historical Talos	Historical EnVen	Pro Forma Combined Talos
Total proved reserves at December 31, 2020	163,033	43,080	206,113
Revision of previous estimates	20,252	13,148	33,400
Production	(23,500)	(8,554)	(32,054)
Purchases of reserves	—	1,685	1,685
Extensions and discoveries	1,806	1,051	2,857

Total proved reserves at December 31, 2021	161,591	50,410	212,001
Total proved developed reserves as of:
December 31, 2020	127,120	35,651	162,771
December 31, 2021	136,286	43,290	179,576
Total proved undeveloped reserves as of:
December 31, 2020	35,913	7,429	43,342
December 31, 2021	25,305	7,120	32,425

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following table presents the estimated pro forma discounted future net cash flows at December 31, 2021. The pro forma standardized measure information set forth below gives effect to the Mergers as if the Mergers had been completed on January 1, 2021. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil, Natural Gas and NGL Reserves” reported in Talos’ Annual Report on Form 10-K for the year ended December 31, 2021 and the “Standardized Measure of Discounted Future Net Cash Flows” reported in EnVen’s Annual Report for the year ended December 31, 2021. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the Talos Annual Report on Form 10-K and EnVen Annual Report. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2021.

Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had the merger been completed on January 1, 2021 and is not intended to be a projection of future results.

	Historical	Historical	Pro Forma Combined
	Talos	EnVen	Talos
		(In thousands)
At December 31, 2021
Future cash inflows	$8,496,005	$2,982,723	$11,478,728
Future costs:
Production	(1,868,818)	(731,167)	(2,599,985)
Development and abandonment	(1,422,507)	(440,282)	(1,862,789)

Future net cash flows before income taxes	5,204,680	1,811,274	7,015,954
Future income tax expense	(676,778)	(336,047)	(1,012,825)

Future net cash flows after income taxes	4,527,902	1,475,227	6,003,129
Discount at 10% annual rate	(1,087,291)	(334,792)	(1,422,083)

Standardized measure of discounted future net cash flows	$3,440,611	$1,140,435	$4,581,046

Pro Forma Change in Standardized Measure of Discounted Future Net Cash Flows

The change in the pro forma standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2021 are as follows:

	Historical	Historical	Pro Forma Combined
	Talos	EnVen	Talos
		(In thousands)
Standardized measure at January 1, 2021	$1,904,934	$420,896	$2,325,830
Sales and transfers of oil, net gas and NGLs produced during the period	(957,576)	(398,819)	(1,356,395)
Net change in prices and production costs	2,049,980	784,528	2,834,508
Changes in estimated future development costs	(57,876)	15,807	(42,069)
Previously estimated development costs incurred	69,125	31,540	100,665
Accretion of discount	199,849	50,071	249,920
Net change in income taxes	(391,834)	(176,522)	(568,356)
Purchases of reserves	—	3,972	3,972
Extensions and discoveries	45,485	50,261	95,746
Net change due to revision in quantity estimates	426,357	404,430	830,787
Changes in production rates (timing) and other	152,167	(45,729)	106,438

Standardized measure at December 31, 2021	$3,440,611	$1,140,435	$4,581,046